Exhibit 10.2

BUSINESS ADVISORY AGREEMENT

This AGREEMENT is made and entered into as of the 7th day of September, 2011 by and between Peoplestring, Inc (the "Company") and Emerging Equity Advisors, Inc, A Florida Corporation (the "Business Advisor").

WHEREAS, the Company has engaged the Business Advisor to act as a business consultant and advisor in connection with the Company 's business matters, investor relations, and advertising services.

WHEREAS, the Business Advisor has experience in providing business consulting, investor relations, and internet advertising to public corporations, partnerships and other business organizations;

WHEREAS, the Company is seeking and the Business Advisor is willing to furnish business consulting and advisory services to the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. PURPOSE. The Company hereby engages the Business Advisor on a non-exclusive basis for the term specified in this Agreement to render business consulting and advisory services upon the terms and conditions set forth herein.

2. REPRESENTATIONS OF THE BUSINESS ADVISOR AND THE COMPANY. The Business Advisor represents and warrants to the Company that it is free to enter into this Agreement and the business consulting and advisory services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Business Advisor is bound. The Company acknowledges that the Business Advisor is in the business of providing business consulting and advisory services to others and that nothing herein contained shall be construed to limit or restrict the Business Advisor in conducting such business with respect to others, or rendering such services to others.

3. SERVICES.  The Company hereby retains Business Advisor, commencing as of the date hereof, to provide to the Company those services typically provided by Business Advisor (the "Services") including, but not limited to, the services set forth in this Section 3. The Services shall include, but not necessarily be limited to the following:

(a)          Planning for Strategic Alliances. Business Advisor shall review and evaluate the Company's current status and prospects, and Business Advisor shall directly work with the Company to develop a plan for the Company's potential Strategic Alliances, which plan shall include a list of companies which Business Advisor believes qualify as potential partners (the "Potential Partners") for a Strategic Alliance with the Company. Business Advisor shall facilitate meetings, communications and interactions between the Potential Partners and the Company to pursue negotiations, to make presentations, and to assist the Company in responding to "due diligence" requests. Business Advisor shall also, where necessary, based on the type of Strategic Alliance proposed, provide the Company Board of Directors (the "Board") and/or shareholders with recommendations regarding any proposed Strategic Alliance.

(b)          Strategic Counsel to the Company's Board of Directors. At the Company's request, Business Advisor shall attend meetings of the Board and/or the Company's senior management to discuss the performance of Business Advisor's services under this Agreement and to consult with the Board and senior management on strategies for achieving a desirable Strategic Alliance.

4. COMPENSATION.  the Company shall pay Business Advisor for the Services a total of $60,000 dollars and 600,000 shares of validly issued unregistered shares of the Company’s common stock which trades on the OTCBB under the symbol “PLPE”.

5. TERM AND TERMINATION.  This Agreement will commence on the date first set forth above and shall continue for a term of twelve (12) months, thereafter.

6. INDEMNITY.  The Company agrees to indemnify and hold Business Advisor, his agents, employees, and representatives, free and harmless from and against any and all claims, losses, damages, costs, or actions arising from, out of, or relating to this Agreement, the performance of the Services, or any other act or omission of the Company, its officers, agents, directors, employees, representatives, successors, or assigns hereunder.  Said indemnification and hold harmless includes reasonable attorney fees and costs incurred by Company regarding any such claims, losses, damages, costs, or actions.

The Business Advisor agrees to indemnify and hold Company, its agents, employees, and representatives, free and harmless from and against any and all claims, losses, damages, costs, or actions arising from, out of, or relating to this Agreement, the performance of the Services, or any other act or omission of the Business Advisor, its officers, agents, directors, employees, representatives, successors, or assigns hereunder.  Said indemnification and hold harmless includes reasonable attorney fees and costs incurred by Business Advisor regarding any such claims, losses, damages, costs, or actions.

7. AGREEMENTS OF THE COMPANY AND BUSINESS ADVISOR.  The Company agrees that:

(a) At the commencement of the Services and at the time of the provision of the Services during the term of this Agreement, the Company will furnish Business Advisor and its agents and counsel with all information concerning the Company that Business Advisor and its agents reasonably deem appropriate and agrees to provide Business Advisor and its agents with reasonable access to the Company’s officers, directors, accountants, counsel, Business Advisors and other appropriate agents and representatives. the Company acknowledges the Business Advisor and its agents may rely upon the completeness and accuracy of information and data furnished to any of them by or on behalf of the Company; provided, however, that Business Advisor shall not provide any information in any form that has not been approved by the Company and shall not make any statements concerning the Company’s business, financial condition, operations or projected financial results which have not been approved in advance by the Company.

(b) All payments of compensation to Business Advisor shall not cause the Company to violate any law or regulation applicable to the Company.

(c) This Agreement had been, and the Services contemplated hereby at the time of the commencement and consummation thereof, shall be duly authorized by the Company.

(d) The Company agrees that no advice or recommendations rendered or summarized, excerpted from or otherwise referred to without Business Advisor’s prior written consent other than to the Company’s personnel, accountants, counsel, investment advisors and others with which the Company has a relationship unless required by law.  Business Advisor may not be otherwise referred to by the Company without Business Advisor’s prior written consent or unless required by law.

8. MATERIAL NON-PUBLIC INFORMATION.

(a) In connection with the performance by Business Advisor of the Services, the Company may provide Business Advisor certain information and data which is material non-public information and which the Company wishes to keep confidential, including, but not limited to, information regarding the Company’s governance, board of directors, management, plans, strategies, business, finances or operations, including information relating to financial statements and other financial information, evaluations, projections, plans, programs, customers, plants, equipment and other assets, products, processes, manufacturing, marketing, research and development, know-how and technology, intellectual property and trade secrets and information which Company has obtained from third parties and with respect to which the Company is obligated to maintain confidentiality (collectively, “Confidential Information”).  Confidential Information may include information or materials in oral, written, pictorial, magnetic or graphic form or maintained or transferred in any other media.

(b) Except as provided in this Section 8, Business Advisor will not (a) disclose any Confidential Information to third parties or use any Confidential Information in each instance without securing the prior written consent of the Company or (b) engage in any purchases, sales or other transactions involving the Company’s securities while in possession of material non-public information relating to the Company. Business Advisor further acknowledges that any violation of clause (b) of this Section 8(b) may constitute a violation of federal or state securities laws.

(c) Confidential Information does not include information which (a) is or becomes known publicly known through no fault or action on the part of Business Advisor; (b) Business Advisor can show by documentary evidence that it (i) has learned from a third party who it believes in good faith is entitled to disclose it; (ii) already known to Business Advisor before disclosure by the Company; or (iii) independently developed by Business Advisor without access to any Confidential Information.

(d) Business Advisor shall be responsible for the conduct of its directors, officers, subsidiaries, affiliates, Business Advisors, employees and representatives regarding the confidentiality and use of the Confidential Information. Business Advisor shall only disclose the Confidential Information to employees, Business Advisors and representatives that are bound by confidentiality obligations that are at least as restrictive as the terms of this Agreement and that have a need to review the Confidential Information in order to enable Business Advisor to evaluate the Company. Any disclosure of Confidential Information to Business Advisor shall not be deemed to grant a license or right to Business Advisor to use Confidential Information for any purpose other than as explicitly set forth in this Agreement.

(e) In the event that any Confidential Information is required to be produced by Business Advisor pursuant to legal process, Business Advisor shall give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless Business Advisor has received less notice, in which event Business Advisor shall notify the Company as promptly as practicable.  The Company shall have the right to object to any such disclosure, and if the Company objects in a timely manner so that Business Advisor is not subject to penalties for failure to make such disclosure, Business Advisor shall not make any disclosure until there has been a court determination on the Company’s objections.  If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Business Advisor shall make disclosure only to the extent that disclosure is unequivocally required by the court order, and Business Advisor will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

(f) Business Advisor agrees that any violation or threatened violation of any of the provisions of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of this Agreement, Business Advisor consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Business Advisor from any violation or threatened violation of such provisions and compelling Business Advisor to comply with such provisions. This Section 8(f) shall not affect or limit, and the injunctive relief provided in this Section 8 shall be in addition to, any other remedies available to the Company at law or in equity for any such violation.

9. SURVIVAL OF CERTAIN PROVISIONS.  The provisions of Sections 6 and 8 of this Agreement shall survive the termination of this Agreement and shall remain operative and in full force and effect regardless of any termination or expiration of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Business Advisor, and any and all Indemnified Persons.

10. NOTICES.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier service which obtains evidence of delivery, or registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 10.  Notices shall be deemed to have been received on the date of personal delivery or the date delivery is refused.  Notices shall be sent to any party to the attention of the person who executed this Agreement on behalf of such party at such party’s address or telecopier number set forth on the signature page of this Agreement. Either party may, by like notice, change the person, address or telecopier number to which notice shall be sent.

11. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

12. CONSTRUCTION.  This Agreement shall be governed by, and constructed in accordance with, the laws of the State of New Jersey as applied to contracts made and performed in such State without regard to principles of conflicts of law. the Company and Business Advisor each hereby irrevocably submits to the jurisdiction of the federal and state courts located in Monmouth, New Jersey in connection with any suit, action, or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. the Company and Business Advisor each irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court had been brought in an inconvenient forum.

13. SEVERABILITY.  Any determination that any provision of this Agreement may be, or is unenforceable shall not affect the enforceability of the remainder of this Agreement.

14. HEADINGS.  The paragraph headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

15. COUNTERPARTS.  This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

16. THIRD PARTY BENEFICIARIES.  This Agreement has been and is made solely for the benefit of the Company and Business Advisor (including other Indemnified Persons described herein) and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EMERGING EQUITY ADVISORS, INC.		PEOPLESTRING, INC.

By:	/s/ Allan Marshall	By:	/s/ Darin Myman
Name:	Allan Marshall	Name:	Darin Myman